SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

The Vantagepoint Funds

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

THE VANTAGEPOINT FUNDS

Low Duration Bond Fund	Model Portfolio Conservative Growth Fund
Inflation Protected Securities Fund	Model Portfolio Traditional Growth Fund
Equity Income Fund	Model Portfolio Long-Term Growth Fund
Growth & Income Fund	Model Portfolio All-Equity Growth Fund
Growth Fund	Milestone Retirement Income Fund
Select Value Fund	Milestone 2010 Fund
Aggressive Opportunities Fund	Milestone 2015 Fund
Discovery Fund	Milestone 2020 Fund
International Fund	Milestone 2025 Fund
Diversifying Strategies Fund	Milestone 2030 Fund
Core Bond Index Fund	Milestone 2035 Fund
500 Stock Index Fund	Milestone 2040 Fund
Broad Market Index Fund	Milestone 2045 Fund
Mid/Small Company Index Fund	Milestone 2050 Fund
Overseas Equity Index Fund

777 NORTH CAPITOL STREET, NE, SUITE 600

WASHINGTON, D.C. 20002

REVISION OF INFORMATION STATEMENT

JUNE 27, 2013

The information statement filed by The Vantagepoint Funds (the “VP Fund”) on May 9, 2013 informed record shareholders about the election of Mr. Michael R. Beasley as a Class 2 director of the VP Fund, effective on or about July 1, 2013. This Amendment No. 1 to the information statement is to inform you that subsequently, Mr. Beasley decided not to join the Board of Directors (“Board”) of the VP Fund, based on his determination that he can no longer make the commitment necessary. Accordingly, Mr. Arthur R. Lynch, who previously announced his intention to resign, will continue serving as a member of the Board.

Information regarding Mr. Lynch and the other VP Fund directors is included in the Fund’s current statement of additional information (“SAI”). Shareholders can obtain a copy of the VP Fund’s most recent SAI, without charge, by writing the VP Fund at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Fund toll free at 1-800-669-7400. The SAI is also available, free of charge, online at www.icmarc.org/vpprospectus.

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